EXTENSION TO CONSULTING SERVICES AGREEMENT

This is a formal extension to the original Consulting Services Agreement (the "Agreement") entered into on June 7, 2010 between Freshwater Technologies Inc ("Compamy") havings its principal address at 30 Denver Crescent, Suite 200, Toronto, Ontario Canada M2J 1G8 and Graham Linttell (" Consultant") having his principal address at 78 Millwood Road, Toronto, Ontario M4S 1J7.

WHEREAS, on October 7, 2010, the Company agrees to extend all of the terms and conditions of the original Agreement by an additional six months to June 6, 2011.

1: Services

The consultant will continue to perform all of the services described in the original June 7, 2010 Agreement.

2: Compensation:

As consideration for Consultant's performance of said Services, the Company shall issue to Graham Linttell, five Million (5,000,000) free trading shares of the Company's common stock pursuant to the Company's 2010 Non-Qualified Stock Plan and Registration Statement on Form S-8.

IN WITNESS THEREOF, the parties have executed this Agreement effective as of the date and year first written above.

CONSULTANT	COMPANY
Print Name GRAHAM LINTTELL	Print Name MAX WEISSENGRUBER
Title: Consultant	Title: President & CEO
Dated: October 7, 2010	Dated: October 7, 2010